UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 15, 2025

System1, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39331	92-3978051
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4235 Redwood Avenue Los Angeles, California		90066
(Address of principal executive offices)		(Zip Code)

(310) 924-6037
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SST	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A Common Stock share at an exercise price of $11.50 per share	SST.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On April 15, 2025,Dexter Fowler and Jennifer Prince notified the Board of Directors (the “Board”) of System1, Inc. (the “Company”) of their respective resignation from the Board, effective as of the close of business on April 15, 2025. Mr. Fowler served on the Nominating & Corporate Governance Committee and Ms. Prince served on the Compensation Committee at the time of their respective resignations. Neither resignation from the Company’s Board arose as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Decrease in Size of the Board of Directors

In connection with the resignations of Mr. Fowler and Ms. Prince from the Company’s Board, on April 17, 2025, the Board also voted to decrease the size of the Board from eleven (11) directors to nine (9) directors, and re-assign Mr. Michael Blend, the Company’s CEO and Chairman of the Board, from a Class III director of the Board to a Class I director of the Board, with a term expiring at the Company’s annual meeting to be held in 2026, in order to equally rebalance the three classes of the Board with three (3) directors each.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

System1, Inc.

Date:	April 18, 2025	By:	/s/ Daniel J. Weinrot
		Name:	Daniel J. Weinrot
		Title:	General Counsel & Corporate Secretary

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